                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                             MIDISOFT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                              MIDISOFT CORPORATION

                         1605 Sammamish Road, Suite 205
                           Issaquah, Washington 98027
                                 August 21, 1998

     Dear Shareholders:

              On behalf of the Board of Directors and management, I cordially invite you to attend the Midisoft Corporation 1998 Annual Meeting of Shareholders to be held on Friday, October 30, 1998 at 2:00 p.m. Pacific standard time at the Issaquah Holiday Inn, 1801 12th Avenue NW, Issaquah, Washington.

              The matters to be acted upon are described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. At the Annual Meeting, we will also report on Midisoft's operations and respond to any questions you may have.

              While each of the matters you are being asked to decide is important, the amendment to the Articles of Incorporation is particularly significant. The purpose of the amendment is to provide the Company with the flexibility to issue Common Stock for such corporate purposes as raising equity capital or making acquisitions. The Board of Directors and management believes acquisitions of certain technology, product lines and in some cases a company's assets is an efficient method to expand market opportunities, leverage brand equity and improve margins while eliminating duplicate overhead. By pursuing a well-timed acquisition strategy, these improved capabilities can lead to improved operating results. The Company's ability to act quickly to undertake any of these actions and avoid the time and expense of seeking shareholder approval for each contemplated action is critical. The Board and management believes the growth and ultimate success of the Company depends upon the ability to pursue opportunities which require the availability of Common Stock as a medium of exchange.

              YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Please complete, sign, date and mail the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope to ensure that your vote is counted. If you attend the Annual Meeting, you will of course, have the right to vote your shares in person.

                                     Very truly yours,

                                     /s/Larry Foster

                                     Larry Foster
                                     President, Chief Executive Officer and
                                     Chairman of the Board

                              MIDISOFT CORPORATION

                         1605 Sammamish Road, Suite 205
                           Issaquah, Washington 98027

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD October 30, 1998


         To the Shareholders:

                  The Annual Meeting of the Shareholders of Midisoft Corporation (the "Company") will be held at the Issaquah Holiday Inn, 1801 12th Avenue NW, Issaquah, Washington on Friday, October 30, 1998, at 2:00 p.m. Pacific standard time for the following purposes:

               1.   To elect two directors to the Company's Board of Directors;

               2. To ratify the selection of Price Waterhouse LLP as the Company's independent accountants;

               3. To amend the Articles of Incorporation to authorize a total of 25 million shares of Common Stock;

               4. To approve a proposed amendment to the Company's 1989 Stock Option Plan reserving an additional 500,000 shares of Common Stock under the Plan;

               5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The record date for the Annual Meeting is August 31, 1998. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Marsha Murry

                                          Secretary of the Corporation

Issaquah, Washington
August 21, 1998

                             YOUR VOTE IS IMPORTANT

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT THAT YOU SHOULD ATTEND THE ANNUAL MEETING.

                              MIDISOFT CORPORATION

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD October 30, 1998


General

         This Proxy Statement is furnished by the Board of Directors of Midisoft Corporation, a Washington corporation (the "Company"), to the holders of common stock of the Company (the "Common Stock"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Company for the fiscal year ended December 31, 1997 (the "Annual Meeting"), to be held at 2:00 p.m. (Pacific standard time) on Friday, October 30, 1998, at the Issaquah Holiday Inn, 1801 12th Avenue NW, Issaquah, Washington and at any adjournment thereof.

Revocability of Proxies

         A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later dated proxy card to the Secretary of the Company prior to the Annual Meeting, or attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the shareholder's directions if the proxy is duly executed and returned prior to the Annual Meeting. If no directions are specified, the shares will be voted (i) "FOR" the election of the Directors recommended by the Board of Directors, (ii) "FOR" selection of Price Waterhouse LLP as the Company's independent accountants, (iii) "FOR" amending the Articles of Incorporation to authorize a total of 25 million shares of Common Stock, (iv) "FOR" ratification of an amendment to the Company's 1989 Stock Option Plan reserving an additional 500,000 shares of Common Stock for issuance under the Plan, and (v) in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting.

Quorum and Voting

         The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Under Washington law and the Company's Articles of Incorporation, if a quorum is present, a nominee for election to a position on the Board of Directors will be elected as a Director if the votes cast for the nominee exceed the votes cast against the nominee and exceed the votes cast for any other nominee for that position. Abstentions and "broker non-votes" (shares held by a broker or nominee as to which a broker or nominee indicates on the proxy that it does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. An abstention from voting and broker non-votes will have the legal effect of neither a vote for nor against the nominee. Proxies and ballots will be received and tabulated by TransSecurities International, Inc., the Company's transfer agent.

         This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about September 29, 1998.

Solicitation of Proxies

         The expense of preparing, printing, and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers, and other employees of the Company, without additional remuneration, in person, or by telephone, or facsimile transmission. The Company will also request brokerage firms, banks nominees, custodians, and fiduciaries to forward proxy materials to the beneficial owners of Common Stock as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly signing and returning the enclosed proxy card will help avoid additional expense.

Record Date and Outstanding Shares

         At August 1, 1998, the Company had 6,313,797 shares of Common Stock outstanding. Each share of Common Stock entitles the holder thereof to one vote. Only shareholders of record at the close of business on August 31, 1998, will be entitled to notice of, and to vote at, the Annual Meeting.

The Directors.

Information about the Nominees for terms expiring 2001

         LARRY FOSTER (age 53), has been a Director of the Company since May 1995. He has served as the Company's President and Chief Operating Officer since September 1995 and as the Company's Chief Executive Officer and Chairman of the Board since March 1996. From November 1992 until July, 1995, Mr. Foster served as President and Chief Executive Office of Remote Input Solutions, Inc. Prior to that, Mr. Foster was the founder and Chief Executive Officer of genSoft Corporation. From February 1985 to August 1990, he was Senior Vice President of Merchandising for Egghead Software.

         MARSHA MURRY (age 50), has been a Director of the Company since July 1993. Ms. Murry is the principal of Accelerated Edge, a privately held consulting firm which she founded in January, 1981. From May 1992 to August 1994, she was Strategic Product Manager for Autodesk, Inc. Ms. Murry served as Vice President of Marketing and Business Development of the Company from February 1988 to August 1990 and as its Secretary from February 1989 to July 1991. From August 1990 to October 1991, she was a Product Manager for Teltone Corporation and between April 1985 and March 1987 a Resource Manager for ESCA Corporation.

         The Board of Directors unanimously recommends a vote FOR the Director Nominees.

Information about Directors whose Terms of Office Continue After the Annual Meeting

Terms expire 1999:

         ROBERT ORBACH (age 45), is the President and founder of B. Orbach Inc. founded in May 1990. The company's primary business is to establish and create strategic alliances for technology companies. Working with start-up and established companies, Mr. Orbach has developed business relationships and technology licensing as well as funding and marketing activities. The company has been profitable since its inception. Mr. Orbach is currently on the Board of Innovus (INUS). He also serves on the boards of several private companies, SiliconAlly.com, SecureWin Technology, in-10city, and K2B Technologies. He is also on the advisory board of Toptier Software. From 1992 to 1995 Mr. Orbach was a founding board member of Digital Pictures, Inc. based in San Mateo, CA. Six months after Mr. Orbach resigned from their board, Digital Pictures filed for protection under Chapter 11 of the bankruptcy code.

         J. LARRY SMART, (age 50), has been a director since December, 1997. Mr. Smart has served as President and Chief Executive Officer of Visioneer, Inc. since April, 1997. Mr. Smart served as Chairman, President and Chief Executive Officer of Micropolis/StreamLogic Corporation from July, 1995 to March, 1997. Mr. Smart served as President and Chief Executive Officer of Maxtor Corporation from April, 1994 through March, 1995. He also served as Chairman, President and Chief Executive Officer of Savior Technologies and Southwall Technologies, Inc. Mr. Smart is currently a Director of Savior Technology and International Manufacturing Services.

Term expires 2000:

         JOHN BAUER (age 58), has been a Director of the Company since March, 1997. Mr. Bauer has been Executive Vice President and Chief Financial Officer of Nintendo of America Inc. since May, 1994 From 1979 to

1994 he served as Managing Partner of the Seattle office and Northwest region of Coopers & Lybrand. Mr. Bauer is President of the Chief Seattle Council of the Boy Scouts of America, and previously served as Chairman of the Board of Trustees of Saint Edward's University in Austin, Texas. He is also a member of the Board of Directors of Odyssey, a contemporary maritime museum, and the Accounting Development Fund at the University of Washington.

Compensation of Directors

         No employee of the Company receives any additional compensation for his services as a director. Non-management directors receive a fee of $500 per meeting attended in person, $250 for participating by telephone and $250 for attending committee meetings. In December, 1997 the Board of Directors authorized the payment of a quarterly retainer of $1,500 to each independent director in addition to fees described above. The by-laws provide for payment of reasonable travel or other out-of-pocket expenses incurred by non-management directors in attending meetings of the Board of Directors. Upon being appointed or elected to the Board of Directors, a non-employee director receives a one-time stock option grant to purchase 30,000 shares of Common Stock at an exercise price which is equal to the market price of the Common Stock as of the date of grant. At the end of each year of service on the Board, non-employee directors receive an additional option to purchase 30,000 shares of Common Stock at an exercise price which is equal to the market price of the Common Stock as of the date of grant. All options are non-qualified stock options granted under the Company's 1989 Stock Option Plan. A grant of 30,000 shares was awarded to Mr. Smart on December 16, 1997 upon his appointment to the Board. Messrs. Bauer and Parsons and Ms. Murry each received grants of 30,000 shares on January 2, 1998 for compensation for services during 1997.

         For their service in 1997, Messrs. Bauer and Smart, directors; and A. Peter Parsons and Stephen Sedmak, former directors, received $1,500, $500, $1,500 and $1,500 respectively and Ms. Murry received $2,250 in compensation for Board meetings and committee meetings attended.

         In addition, Accelerated Edge, a firm in which Ms. Murry is principal, and Davis Wright Tremaine, a firm in which Mr. Parsons is a partner, provided services to the Company totaling $1,371.27 and $15,907.02 respectively in 1997.

Information on Committees of the Board of Directors

         The Company's Board of Directors has standing a Compensation and Option Committee and an Audit Committee. The members of each Committee and the functions performed thereby are described below:

         Compensation and Option Committee. The Compensation and Option Committee is comprised of Ms. Murry and Mr. Smart. A third member will be appointed at the next board meeting, tentatively scheduled for October 30, 1998. The Compensation and Option Committee establishes salaries, incentives and other forms of compensation for directors and officers of the Company, administers the 1989 Option Plan and recommends policies relating to the Company's benefit plans. The Compensation and Option Committee met once in 1997.

         Audit Committee. The Audit Committee is comprised of Messrs. Bauer and Ms. Murry. A third member will be appointed at the next board meeting, tentatively scheduled for October 30, 1998. The Audit Committee oversees the engagement of the Company's independent auditors and, together with the Company's independent auditors, reviews the Company's accounting practices, internal accounting controls and financial results.

         During 1997 there were 6 meetings of the Board of Directors and committees and each director attended all Board Meetings and meetings of Committees on which they served (excluding recusals), except Messrs. Bauer and Parsons, who each missed one Board Meeting.

Compensation and Option Committee Report on Executive Compensation

         The Compensation and Option Committee of the Board of Directors is responsible for establishing the compensation for the Company's executive officers and making recommendations concerning such compensation to the Board of Directors. The Committee is composed of two independent non-employee directors, Ms. Murry and Mr. Smart.

         The underlying objectives of the Company's compensation strategy are to attract and retain the best possible executive talent, to motivate those executives to achieve optimum operating performance for the Company, to link executive and stockholder interests through equity-based plans and to provide a compensation package that recognizes individual contributions as well as overall business results. There are three components to the Company's executive compensation: base salary, long-term incentives in the form of stock options, and incentive (bonus) payments.

         Base Salary: Base salary for each executive officer was subjectively determined by an assessment of his or her sustained performance, advancement potential, experience, responsibility, scope and complexity of the position, and current salary in relation to salary levels for comparable positions at software companies, based on the Committee's general awareness of such salary levels.

         Long-Term Incentives: The long-term performance-based compensation of executive officers takes the form of option awards under the Company's 1989 Stock Option Plan. The Compensation and Option Committee believes that the equity-based compensation ensures that the Company's executive officers have a continuing stake in the long-term success of the Company. All options granted by the Company have been granted with an exercise price equal to or in excess of the market price of the Company's Common Stock as determined by the Compensation and Option Committee prior to the Company's initial public offering and by the Nasdaq closing price through September 9, 1997, when the Company's stock was delisted from the Nasdaq National Market. In September, 1997, after the delisting, an ad hoc committee of three non-employee members of the Board met and determined the fair market value of the common stock of the Company to be $0.75 per share in accordance with Article VI of the Company's 1989 Incentive Stock Option Plan and Nonstatutory Stock Option Plan. The committee agreed to recommend to the Board of Directors the cancellation and reissue of options outstanding under the program at that exercise price. The committee believes that equity interests are a significant factor in the Company's ability to attract and retain key employees that are critical to the Company's long-term success and that the volatility of the stock price following the delisting has significantly deminished the potential value of the existing options. The Board agreed on December 16, 1997 to adopt the recommendation of the ad hoc committee, subject to consultation with its auditors and legal counsel. Upon conclusion of these consultations, the board authorized the cancellation of the old options and grant of the re-issued options at its meeting on April 9, 1998. All options have been granted at exercise prices at or above the closing bid price on the date of grant. Vesting is used to encourage employees to continue in the employ of the Company. In 1997, the Committee granted options to purchase 100,000 shares vesting immediately, options for 50,000 shares vesting over four years and options for 100,000 shares to be granted upon achievement of certain performance criteria to Mr. Larry Foster, Chief Executive Officer and Chairman of the Company. The 100,000 fully vested options were exercised in August, 1997 at an exercise price of $1.09375 per share and will not be subject to the cancellation-reissue program authorized by the Board. All other options held by Mr. Foster were covered by the cancellation and reissue program. No other options were awarded to any executive officer whose compensation exceeded $100,000 in 1997.

         Annual Incentives: To date, the Committee has not established an annual incentive or bonus plan for the Company's executive officers.

Executive Officers

         The executive officers of the Company, and their ages as of April, 1998, are as follows:


Names                                Age         Position
-----                                ---         --------

Larry Foster                         53           President, Chief Executive Officer and
                                                  Chairman of the Board of Directors

Gary Cully                           47           Vice President, Finance and Chief
                                                  Financial Officer



         For information regarding Mr. Foster see "--Information About Directors --."

         Gary Cully (age 47), Vice President, Finance and Chief Financial Officer joined the Company in January, 1998. From 1996 to 1998, Mr. Cully worked as a consultant for Mentor Graphics, a major developer of design automation software, in M&A integration and information technology. Mr. Cully was Chief Financial Officer of Prism Group, Inc. from 1994 to 1996. After Mr. Cully's departure, certain subsidiaries of Prism filed for protection under Chapter 7 of the bankruptcy code and Prism Group, Inc. ceased all operations. Mr. Cully was also Chief Financial Officer of Omega Environmental, where his responsibilities included financial controls, M&A evaluation and establishing operations in Latin America. He was Corporate Controller of North American Energy Services from 1989 to 1991 and Division Controller with Fletcher International from 1991 to 1993 . He was employed by Tektronix, Inc. where he held financial management positions in international operations, information systems development and manufacturing operations from 1975 to 1988 .

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of the Company's outstanding Common Stock , to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership ("Forms 3") and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company ("Forms 4"). Officers, directors, and greater than 10% shareholders of the Company are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with during 1997.

EXECUTIVE COMPENSATION

Summary of Compensation

         The following table sets forth certain information with respect to compensation paid by the Company for the fiscal year ended December 31, 1997 and for the prior two fiscal years to Larry Foster, the Company's Chief Executive Officer. No other executive officer received cash compensation in excess of $100,000 for services performed during the fiscal year ended December 31, 1997.


                                                                                    Long-Term
                                                                                   Compensation
                                                                                     Awards
                                  Annual Compensation                               Securities
Name & Principal                                                Other Annual        Underlying            All Other
    Position                 Year    Salary($)     Bonus($)    Compensation($)      Options(#)          Compensation($)
    --------                 ----    ---------     --------    ---------------      ----------          ---------------
Larry Foster,                1997   $120,000         --            --                150,000                  --
   President,  Chief         1996   $117,692         --            --                 75,000                  --
     Executive Officer &     1995   $ 26,126         --            --                125,000                  --
    Chairman (1)


(1) Mr. Foster has been a Board member since May, 1995 and an employee as of September, 1995 in the position of President and Chief Operating Officer. Effective March, 1996 Mr. Foster was appointed as Chief Executive Officer and Chairman.

Grants of Stock Options

         The following table sets forth certain information regarding stock options granted during the fiscal year ended December 31, 1997 to Mr. Foster.

                        Option Grants in Last Fiscal Year


                                                Individual Grants
                                Number of       Percent of Total
                               Securities       Options Granted
                               Underlying       to Employees in        Exercise          Expiration
                           Options Granted (#)    Fiscal Year          Price($/Share)      Date
                           -------------------  -----------------      --------------    ----------
Larry Foster                   100,000               21.3%             $1.09375          05/16/07
                                50,000               10.7%             $1.09375          05/19/07


Exercises of Stock Options and Year-End Values

         The following table sets forth certain information regarding stock options exercised during the fiscal year ended December 31, 1997 and options held as of December 31, 1997 by Mr. Foster.

   Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values


                                                   Number of Securities Underlying     Value of Unexercised
                                                       Unexercised Options at         In-the-Money Options at
                                                         December 31, 1997              December 31, 1997
                                                   -------------------------------    -----------------------
                    Shares
                    Acquired on      Value
Name                Exercise (#)     Realized ($)    Exercisable   Unexercisable     Exercisable    Unexercisable
----                ------------     ------------    -----------   -------------     -----------    -------------
Larry Foster          100,000         $78,125 (1)      81,250        168,750             --              --


(1) Based on the closing bid price of the Common Stock on the date of exercise minus the exercise price.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information concerning beneficial ownership of the Common Stock by (i) persons known by the Company to beneficially own 5% or more of the outstanding Common Stock as of August 12, 1998, (ii) each Director, (iii) each Executive Officer, and (iv) all Executive Officers and Directors of the Company as a group. The Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.


                                                         Shares
                                                      Beneficially        Percent of
         Name and Address                                 Owned             Class
         ----------------                             ------------        ----------

         Larry Foster (1)                                181,250             2.8%
         Gary Cully                                          0                *
         John Bauer(2)                                    40,000              *
         Marsha Murry(3)                                 104,208             1.6%
         Bobby Orbach (4)                                 37,500             *
         J. Larry Smart (5)                               30,000             *
         B. P. Software, Ltd. (6)
              15851 Dallas Parkway, St. 1120
              Dallas, Texas  75248                     8,384,615            57.0%
              Dimensional Fund Advisors, Inc.
              1299 Ocean Avenue, 11th Floor
              Santa Monica, CA  90401                    334,400             5.0%


         All directors and executive officers
              as a group (six persons)(7)                392,958             5.9%


*        Less than 1%.


---------------------------

(1) Includes 81,250 shares issuable upon exercise of options that are exercisable within 60 days.

(2) Consists of 40,000 shares issuable upon exercise of options that are exercisable within 60 days.

(3) Includes 63,875 shares issuable upon exercise of options that are exercisable within 60 days.

(4) Consists of 37,500 shares issuable upon exercise of options that are exercisable within 60 days.

(5) Consists of 30,000 shares issuable upon exercise of options that are exercisable within 60 days

(6) Consists of 6,089,744 shares issuable upon conversion of debentures that are convertible within 60 days and 2,294,871 shares issuable upon exercise of warrants that are exercisable within 60 days.

(7) Includes 254,672 shares issuable upon exercise of options that are exercisable within 60 days.

BP Software, Ltd. has the right to purchase an additional $500,000 of convertible debentures by December 31, 1998 and another$1,000,000 in June, 1999. If BP Software, Ltd. were to exercise all its warrants and convert all the debt it holds and has a right to acquire, a change in control of the Company could result.

ITEM NO. 1    ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

         The Company's Articles of Incorporation provide that the members of the Board of Directors be divided into three classes, as nearly equal as possible. Each class is elected for a three-year term. At each annual meeting of shareholders, one class of the Board of Directors is elected for a three-year term and directors in the other classes remain in office until their respective three-year terms expire. The Company's Board of Directors presently consists of five members, although there are six positions, with two positions in each class. At the expiration of each class' term, directors are to be elected to serve for a term of three years or until their respective successors have been selected and qualified.

         The nominees, Mr. Larry Foster and Ms. Marsha Murry, comprise the class to be elected at the 1998 Annual Meeting for a three-year term expiring at the 2001 Annual Meeting. Mr. Foster and Ms. Murry are currently directors of the Company. Unless otherwise directed, the persons named in the proxy intend to cast all proxies in favor of Mr. Foster and Ms Murry to serve as directors of the Company. The Board recommends a vote IN FAVOR OF the nominees.

ITEM NO. 2   SELECTION OF INDEPENDENT ACCOUNTANTS

         On January 15, 1998 the Company retained Price Waterhouse LLP as its independent accountants to report on the Company's financial statements for the fiscal year ended December 31, 1997. Price Waterhouse LLP reported on the Company's financial statements for the fiscal years ended December 31, 1994 and 1995. The Board of Directors unanimously recommends a vote FOR the selection of Price Waterhouse LLP as the independent accountants.

ITEM NO. 3   PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE
AUTHORIZED COMMON SHARES TO 25 MILLION

         The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company from 10,000,000 to 25,000,000 (the "Amendment").

         The additional Common Stock to be authorized by adoption of the Amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed Amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for the effects incidental to increasing the number of shares of the Company's Common Stock outstanding to the extent additional shares are actually used. If the Amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Certificate of Incorporation with the Secretary of Sate of the State of Washington.

         Prior to effectiveness of the Amendment, the Company has 10,000,000 authorized shares of Common Stock. Of this authorized number 6,313,797 shares were outstanding as of the Record Date, and 2,350,000 were reserved for issuance under the Company's equity compensation plans (after taking into account the amendments to such plans submitted to the stockholders for approval hereunder), leaving 1,336,203 shares unissued as of the Record Date.

         During 1997, the Company made commitments to lending sources for convertible debt and warrants to finance ongoing operations. If all the debt were converted and all warrants and options were exercised, the Company would have over 14 million shares outstanding. In order to sustain continuing operations until the Company achieves profitability, further equity and/or convertible debt will be necessary.

         The purpose of the proposal to authorize additional shares of Common Stock is to provide the Company with the flexibility to issue Common Stock for other proper corporate purposes which may be identified in the future, such as to raise equity capital or to make acquisitions through use of stock. The Board of Directors and management believes acquisitions of certain technology, product lines and in some cases a company's assets, is an efficient method to expand market opportunities, leverage brand equity, and improve margins, while eliminating duplicate overhead. By pursuing a well-timed acquisition strategy, these improved capabilities can lead to improved operating results. The Company's ability to pursue these opportunities depends upon the availability of Common Stock as a medium of exchange.

         The availability of additional shares of Common Stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time (and expense) of seeking stockholder approval in connection with the contemplated action. If the amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law.

         The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock will be required to approve this amendment to the Company's Articles of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes. Unless otherwise directed, the person named in the proxy intends to cast all proxies in favor of the Amendment.

         The Board of Directors unanimously strongly recommends a vote IN FAVOR OF approving the Amendment of the Company's Articles of Incorporation.

ITEM NO. 4   PROPOSAL TO RESERVE AN ADDITIONAL 500,000 SHARES UNDER
THE 1989 STOCK OPTION PLAN

General

         In February 1989, the Company's shareholders approved the adoption of the Midisoft Corporation 1989 Stock Option Plan (the "Option Plan"). The Company is currently authorized to issue 1,350,000 shares of Common Stock upon exercise of options granted under the Option Plan. The shareholders will be asked at the Annual Meeting to consider and approve an amendment to the Option Plan under which an additional 500,000 shares of Common Stock will be reserved for grants to officers and employees, pursuant to the Option Plan. The Option Plan provides for the granting of incentive stock options and non-qualified stock options.

         The Board of Directors believes that the attraction and retention of the best employees is essential to the Company's growth and success and that the grant of stock options to such employees is necessary for the Company to remain competitive in its compensation practices. Currently, there are no shares available for future grants under the Option Plan. With the demand for highly-skilled employees at an all time high, especially in the technology industries, the Board and management believe it is critical to the Company's success to maintain competitive employee compensation programs. In order to continue to provide necessary incentives to employees, the Board of Directors has approved this amendment, which will become effective upon shareholder approval.

Description of the Stock Option Plan

         The Company's 1989 Stock Option Plan was adopted by the Board of Directors and approved by the shareholders of the Company in February 1989. An aggregate of 1,350,000 shares of Common Stock are currently reserved for issuance under the Option Plan. The Board of Directors, subject to shareholder approval, has proposed that the number of shares available under the Option Plan be increased to 1,850,000 shares.

         The Option Plan provides for the granting of incentive stock options ("ISO") within the meaning of Section 422 of the Internal revenue Code of 1986, as amended (the "Code") and nonqualified stock options. Nonqualified stock options may be granted to employees, directors and consultants of the Company, while ISOs may be granted only to employees. No options may be granted under the Option Plan subsequent to February 1999.

         The Option Plan is currently administered by the Compensation and Option Committee of the Board of Directors, which determines the terms and conditions of the options granted under the Option Plan, including the exercise price, number of shares subject to the option and the exercisability thereof.

         The exercise price of all ISOs granted under the Option Plan must be at least equal to the fair market value of the Common Stock of the Company on the date of grant. The exercise price of all non-qualified stock options granted under the Option Plan shall be determined by the Option Committee. The term of all non-qualified options granted under the Option Plan may be amended or terminated by the Board of Directors, but no such action may impair the rights of a participant under a previously granted option.

         The Option Plan provides the Board of Directors or the Compensation and Option Committee the discretion to determine when options granted thereunder shall become exercisable and the vesting period of such options. Upon termination of a participant's employment or consulting relationship with the Company, all unvested options terminate. All vested options remain exercisable for a period not to exceed three months following the termination date.

         The Option Plan provides that, in the event the Company enters into an agreement providing for the merger of the Company into another corporation or the sale of substantially all of the Company's assets, any outstanding unexercised option shall become immediately exercisable as of the date of such agreement. Upon the consummation of the merger or sale of assets such options shall terminate unless they are assumed or another option is substituted therefor by the successor corporation.

         As of April 1, 1998, a total of 776,047, ISOs and non-qualified options were outstanding with exercise prices ranging from $.10 to $2.75 per share and a weighted average exercise price per share of $1.00. At April 1, 1998, options for 298,299 shares of Common Stock were vested and options for no shares of Common Stock were available for future grants under the Option Plan. The Company has approximately 26 employees who are eligible to participate in the Option Plan.

Tax Consequences

         The following summarizes federal income tax consequences of stock options issued under the Option Plan. State and local tax consequences may differ.

         The grant of either an ISO or a non-qualified stock option under the Option Plan in general will not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of a non-qualified stock option, the optionee is subject to ordinary income taxes on the difference between the option price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the same amount.

         The optionee's basis for determining the amount of gain or loss upon the subsequent disposition of the shares acquired pursuant to the exercise of a non-qualified stock option, will be equal to the closing price of the stock on the date of the exercise of the option. Upon the disposition of the shares acquired through exercise of a non-qualified stock option, the difference between the sales price and the optionee's basis will be treated as a long-term or short-term capital gain or loss depending on the holding period following exercise. The Company does not receive a tax deduction for this gain. The disposition of stock acquired through the exercise of non-qualified stock options does not impact the Company for income tax purposes.

         An optionee who is a reporting person for purposes of Section 16(a) of the Securities Exchange Act of 1934, as amended, is taxed six months after exercise of a non-qualified stock option unless the optionee elects within 30 days of exercise to be treated in the same manner as the other optionees. Absent such an election, the measure of the optionee's ordinary income is the difference between the fair market value of the stock at the end of the six-month period and the option price. The Company is entitled to an income tax deduction in the same amount. Any gain realized by the optionee on subsequent disposition of the stock will receive long-term or short-term capital gain treatment depending on the holding period, following lapse of the six-month period unless the special election discussed above is made, in which case the holding period for determining long-term or short-term capital gain treatment begins on the date of exercise.

         An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend on how long the optionee has held the shares. If the optionee does not dispose of the shares within two years after the ISO was granted, and within one year after the ISO was exercised, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the share and the exercise price. The Company is not entitled to a deduction under these circumstances.

         If the optionee fails to satisfy either of the foregoing holding periods, part or all of any gain recognized upon the disposition of stock will constitute ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long-term or short-term capital gain, depending on the holding period. If no gain is realized, there generally will be no ordinary income, and any loss will be long-term or short-term capital loss (depending on the holding period). The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

         The "spread" under an ISO is the difference between the fair market value of the shares at exercise and the exercise price, and is treated as an item of alternative minimum taxable income in the year of exercise for purposes of the alternative minimum tax. Optionees are advised to consult their tax advisors prior to the exercise of options, or disposition of stock acquired pursuant to exercise of option, with respect to the alternative minimum and regular tax consequences thereof.

Registration of Option Shares

         The Company has not registered under the Securities Act 750,000 of the shares previously authorized. The Company expects all shares under the Option Plan, including the 500,000 additional shares for which approval is now sought will be registered under the Securities Act as soon as practicable following approval by shareholders. Such registration, when completed, would in most cases permit the unrestricted resale in the public market of shares issued pursuant to the Option Plan.

Shareholder Vote Required

         Approval of the amendment to the Option Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting.

         The Board of Directors unanimously recommends a vote IN FAVOR OF approval of the amendment to the Company's 1989 Stock Option Plan authorizing issuances of up to an additional 500,000 shares of the Company's Common Stock.

                            PROPOSALS OF SHAREHOLDERS

         Shareholder proposals to be presented at the Company's 1999 Annual Meeting of Shareholders and included in the Company's Proxy Statement relating to such meeting must be received by the Company no later than January 24, 1999. Such proposals should be directed to the Corporate Secretary of Midisoft Corporation, 1605 Sammamish Road, Suite 205, Issaquah, Washington 98027.

                                 OTHER BUSINESS

         It is not intended by the Board of Directors to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereto, in accordance with the judgment of the persons voting such proxies.

                                  ANNUAL REPORT

         A copy of the Company's 1997 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, is enclosed. Shareholders not receiving a copy of such annual report may obtain one, without charge, upon request to the Company.

                                        By Order of the Board of Directors

                                        /s/ Marsha Murry

                                        Secretary of the Corporation

Issaquah, Washington
August 21, 1998

PROXY                                                            PROXY
                                MIDISOFT CORPORATION

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                 ANNUAL MEETING OF SHAREHOLDERS - OCTOBER 30, 1998

          The undersigned hereby appoint(s) Larry Foster and Marsha Murry and each of them as proxies, with full power of substitution, to represent and vote as designated all shares of Common Stock of Midisoft Corporation held of record by the undersigned on August 31, 1998 at the Annual Meeting of Shareholders of the Company to be held at the Issaquah Holiday Inn, 1801
12th Avenue NW, Issaquah, Washington at 2:00 p.m. (Pacific standard time) on Friday, October 30, 1998, with authority to vote upon the matters listed on this Proxy Card and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" ITEMS 2, 3 AND 4.

                                                                                WITHHOLD
                                                                                AUTHORITY
                                                       FOR all                  to vote for
                                                       Nominees                all nominees
(1)  ELECTION OF DIRECTORS                             [   ]                    [   ]
     Nominees:  Larry Foster and Marsha Murry
     THE COMPANY RECOMMENDS A VOTE FOR ALL NOMINEES

     WITHHOLD FOR THE FOLLOWING ONLY: (Write the name of the nominee(s) in the space below)

     ----------------------------------------

(2)  SELECTION OF PRICE WATERHOUSE, LLP                FOR        AGAINST        ABSTAIN
     AS INDEPENDENT ACCOUNTANTS                        [   ]       [   ]          [   ]
     THE COMPANY RECOMMENDS A VOTE FOR THIS ITEM


(3)  AMEND THE ARTICLES OF INCORPORATION TO INCREASE
     THE AUTHORIZED COMMON SHARES FROM 10              FOR        AGAINST        ABSTAIN
     MILLION TO 25 MILLION SHARES                      [   ]       [   ]          [   ]
     THE COMPANY RECOMMENDS A VOTE FOR THIS ITEM


(4)  TO RATIFY THE AMENDMENT OF THE 1989 STOCK         FOR        AGAINST        ABSTAIN
     OPTION PLAN                                       [   ]       [   ]          [   ]
     THE COMPANY RECOMMENDS A VOTE FOR THIS ITEM



Signature(s)                                      Date
            -------------------------------            ---------------------------------



Please sign exactly as your name appears hereon. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of notice of meeting and proxy statement is hereby acknowledged.


[   ]     I plan to attend the Annual Meeting.